UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2023

TUCOWS INC
(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-28284 (Commission File Number)	23-2707366 (IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TCX	NASDAQ

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Resignation of independent registered public accounting firm

On May 23, 2023, KPMG LLP ("KPMG") resigned as Tucows Inc.'s (the “Company”) independent registered public accounting firm, at the Company's request and as approved by the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  The audit report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2021 did not contain an adverse opinion or disclaimer of opinion.  The audit report of KPMG dated March 15, 2023 on the effectiveness of internal control over financial reporting as of December 31, 2022 contained an adverse opinion which indicated that the Company did not maintain effective internal control over financial reporting because of the effect of a material weakness and contains an explanatory paragraph that states a material weakness was identified related to the operations of internal controls over the capitalization of certain costs.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent period through May 23, 2023, (i) there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements; and (ii) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K, except for the disclosure of material weaknesses in the Company’s internal controls over financial reporting as disclosed in Part II, Item 9A of the Company’s Form 10-K for the year ended December 31, 2022, pertaining to capitalization of certain costs were inadequate to ensure that i) a technical accounting assessment was completed related to secondary accounting implications of the Redeemable Preferred Share transaction in the third quarter of 2022 as it related to capitalization of interest on Ting assets under construction and ii) the accuracy of labor cost inputs used to determine the capitalization costs of internal efforts for the build and installation of Ting fiber network.

As reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, the Company continues efforts to remediate the material weakness, but the material weakness has not been fully remediated as of March 31, 2023, as management continues to evaluate the implementation and operation of remediation efforts.

The Company provided KPMG with a copy of this report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from KPMG is filed as Exhibit 16.1 hereto.

(b) Engagement of new independent registered public accounting firm

On May 23, 2023, the Committee appointed Deloitte LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, to be effective upon the execution of an engagement letter and related completion of Deloitte’s standard client acceptance procedures including independence procedures.  The Company will include proposals in its 2023 Proxy Statement to ratify Deloitte's appointment as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.  During the fiscal years ended December 31, 2022 and 2021 and through the date of this Current Report, neither the Company nor anyone acting on its behalf consulted Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” as described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated May 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Davinder Singh
Davinder Singh
Chief Financial Officer

Dated: May 29, 2023